EXHIBIT  16.1     LETTER  FROM  L.L.  Bradford  &  Company,  LLC


                          L. L. Bradford & Company, LLC
                           3441 South Eastern Avenue,
                            Las Vegas, Nevada  89109
                               Phone: 702.734.5030
                                Fax: 702.735.4854



April  26,  2006



Securities  and  Exchange  Commission
450  5th  Street  NW
Washington,  D.C.  20549


Re:  Carbon  Jungle,  Inc.,  f/k/a  One  Touch  Total  Communications,  Inc.'s


Gentlemen:

We have read Item 4.01 of Carbon Jungle, Inc., f/k/a One Touch Total Communications, Inc.'s Form 8-K dated April 21, 2006 and agree with the statements therein concerning L. L. Bradford & Company, LLC

/s/  L. L.  Bradford  &  Company,  LLC
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L.  L.  Bradford  &  Company,  LLC